UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2026

(Exact name of registrant as specified in its charter)

Delaware	001-13695	16-1213679
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Butternut Drive, Syracuse, New York	13214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (315) 445-2282

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	CBU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01	Other Events.

On June 1, 2026, Community Financial System, Inc. (the “Company”) announced that its wholly-owned subsidiary, Community Bank, N.A. (“Community Bank”), completed its acquisition of ClearPoint Federal Bank & Trust, a federally chartered savings association (“ClearPoint”), as contemplated by the previously announced Agreement and Plan of Merger, as amended, dated as of January 14, 2026, by and among Community Bank, ClearPoint, and Michael Devlin, solely in his capacity as the representative for the shareholders of ClearPoint.

ClearPoint is a national leader in trust administration for the approximately $20 billion death care industry, with over $1.5 billion of assets under management and a historical three-year revenue compound annual growth rate of 9.7%. The transaction significantly expands the revenue and offerings of Nottingham Financial Group, the Company’s wealth management services business, and is consistent with the Company’s strategic focus on deploying capital into durable, recurring, and growing income streams. The newly acquired business will operate as ClearPoint Trust, a division of Community Bank.

A copy of the press release, dated June 1, 2026, issued by the Company to announce the closing is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release, dated June 1, 2026, issued by Community Financial System, Inc.

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Financial System, Inc.

By:	/s/ Michael N. Abdo
Name:	Michael N. Abdo
Title:	Executive Vice President and General Counsel

Dated: June 1, 2026

Exhibit Index

Exhibit Number	Description

99.1	Press Release, dated June 1, 2026, issued by Community Financial System,Inc.

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)